VEAZEY & ASSOCIATES, LLC

Petroleum Consultants

6161 Perkins Road, Ste. 2C
Baton Rouge, La. 70808

Phone (225) 765-1914
FAX: (225) 765-1917

January 17, 2012

Lexaria Corporation
Attn: Mr. Chris Bunka, President
Suite 950 – 1130 West Pender Street
Vancouver, BC V6E 4A4

Re: Consent of authors to use report by Veazey and Associates, LLC
Dated December 12, 2011 and effective October 31, 2011

Dear Mr. Bunka,

The undersigned, Jim Veazey, has prepared on behalf of Veazey and Associates, LLC a Report of Reserves Data and an Estimate of Future Reserves and Revenues of Lexaria Corporation effective October 31, 2011 and prepared on December 12, 2011 (the "Report"), to be filed at EDGAR to meet US SEC disclosure requirements of Lexaria Corporation.

The undersigned hereby consents to the use of the Report in the Company's Edgar filing dated January 19, 2012 (the "filing"). The undersigned also consents to the use of their name and reference under the heading "Interest of Experts" in the filing.

Dated at Baton Rouge, Louisiana, U. S. A. this 17th day of January, 2012

Jim Veazey

Jim Veazey, P. E.
Louisiana License PE.29335